UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015 (December 18, 2015)

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On December 18, 2015, Microsemi Corporation, a Delaware corporation (“Microsemi”) and certain of its subsidiaries entered into Amendment No. 7 to Credit Agreement and Amendment to Guarantee and Collateral Agreement (“Amendment No. 7”) to its existing Amended and Restated Credit Agreement dated as of October 13, 2011 (such Amended and Restated Credit Agreement as further amended and supplemented prior to December 18, 2015, the “Existing Credit Agreement”; and as amended by Amendment No. 7, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein, and its existing Guarantee and Collateral Agreement dated as of November 2, 2010 with Bank of America, N.A., as administrative agent and collateral agent.

Pursuant to the Existing Credit Agreement, certain lenders provided senior secured first lien credit facilities, consisting of a term loan A facility, a term loan B facility and a revolving credit facility. Amendment No. 7 permits Microsemi to issue certain senior unsecured debt in an aggregate principal amount of up to $500 million, provided that the proceeds of the debt issuance are deposited in a segregated account pending Microsemi’s proposed acquisition of PMC-Sierra, Inc. and its subsidiaries.

The foregoing summary of Amendment No. 7 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 7, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 27, 2015.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

By:	/s/ John W. Hohener
John W. Hohener
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Date: December 21, 2015